Ex-99.23(h)(5)

January 16, 2007

Board of Trustees
JNL Investors Series Trust
1 Corporate Way
Lansing, Michigan 48951

Re:      Fee Waiver/Expense Reimbursement and Recapture

Ladies and Gentlemen:

     Jackson National Asset Management, LLC ("JNAM") notifies you that it will waive its management fee and/or reimburse other expenses of the Funds listed below through October 31, 2007 to the extent that total operating expenses of each class of a Fund, exclusive of brokerage, interest, taxes and deferred organizational and extraordinary expenses, would exceed the following annual rates:

------------------------------------------------------------ -----------------------------------------
NAME OF FUND                                                 EXPENSE CAP
------------------------------------------------------------ -----------------------------------------
------------------------------------------------------------ -----------------------------------------

------------------------------------------------------------ -----------------------------------------
------------------------------------------------------------ -----------------------------------------
January 16, 2007 through October 31, 2007:
------------------------------------------------------------ -----------------------------------------
------------------------------------------------------------ -----------------------------------------

------------------------------------------------------------ -----------------------------------------
------------------------------------------------------------ -----------------------------------------
Jackson Perspective 5 Fund                                   1.20% for Class A shares
                                                             1.95% for Class C shares
------------------------------------------------------------ -----------------------------------------
------------------------------------------------------------ -----------------------------------------

------------------------------------------------------------ -----------------------------------------
------------------------------------------------------------ -----------------------------------------
Jackson Perspective Index 5 Fund                             1.20% for Class A shares
                                                             1.95% for Class C shares
------------------------------------------------------------ -----------------------------------------
------------------------------------------------------------ -----------------------------------------

------------------------------------------------------------ -----------------------------------------
------------------------------------------------------------ -----------------------------------------
Jackson Perspective 10 x 10 Fund                             0% for Class A shares
                                                             .75% for Class C shares
------------------------------------------------------------ -----------------------------------------
------------------------------------------------------------ -----------------------------------------

------------------------------------------------------------ -----------------------------------------
------------------------------------------------------------ -----------------------------------------
Jackson Perspective Optimized 5 Fund                         1.20% for Class A shares
                                                             1.95% for Class C shares
------------------------------------------------------------ -----------------------------------------
------------------------------------------------------------ -----------------------------------------

------------------------------------------------------------ -----------------------------------------
------------------------------------------------------------ -----------------------------------------
Jackson Perspective Money Market Fund                        0.85% for Class A shares
------------------------------------------------------------ -----------------------------------------


     With respect to each Fund, Jackson National Asset Management, LLC shall be permitted to recover expenses it has borne subsequent to the effective date of this agreement (whether through reduction of its management fee or otherwise) in later periods to the extent that a Fund's expenses fall below the annual rates set forth above or in subsequent agreements. Provided, however, that a Fund is not obligated to pay any such deferred fees more than three years after the end of the fiscal year in which the fee was deferred.

     JNAM reserves the right to terminate the expense reimbursement each year and may have the Funds pay their own operating expenses.

     During the periods covered by this letter agreement, the expense cap arrangement set forth above for each of the Funds may only be modified by a majority vote of the "non-interested" Trustees of the Trust.

     We understand and intend that you will rely on this undertaking in preparing and filing the Registration Statements on Form N-1A for the above referenced Funds with the Securities and Exchange Commission, in accruing each Fund's expenses for purposes of calculating its net asset value per share and for other purposes permitted under Form N-1A and/or the Investment Company Act of 1940, as amended, and expressly permit you to do so.

Please acknowledge acceptance on the enclosed copy of this letter.

By:   Jackson National Asset Management, LLC


By:   ------------------------------------------------------------
      Susan S. Rhee
      Chief Legal Officer & Secretary


Accepted By:
      JNL Investors Series Trust


By:   ------------------------------------------------------------
      Mark D. Nerud
      President